UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2022

3M COMPANY
(Exact name of registrant as specified in its charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (651) 733-1110

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange
	MMM	Chicago Stock Exchange, Inc.
0.950% Notes due 2023	MMM23	New York Stock Exchange
1.500% Notes due 2026	MMM26	New York Stock Exchange
1.750% Notes due 2030	MMM30	New York Stock Exchange
1.500% Notes due 2031	MMM31	New York Stock Exchange

Note: The common stock of the Registrant is also traded on the SWX Swiss Exchange.

Securities registered pursuant to section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On September 1, 2022, 3M Company (“3M”) issued a press release announcing the preliminary results of its split-off exchange offer to 3M stockholders in connection with the separation of 3M’s food safety business (the “Food Safety Business”), which offer had commenced on August 4, 2022 and expired on August 31, 2022 at 11:59 p.m. New York city time.  On September 1, 2022, 3M issued another press release announcing that it had completed the separation of the Food Safety Business and merger of Garden SpinCo Corporation, a 3M subsidiary formed to hold the Food Safety Business, with a subsidiary of Neogen Corporation, in a Reverse Morris Trust transaction. Copies of both press releases are included as Exhibits 99.1 and 99.2 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release of 3M Company, dated September 1, 2022
99.2	Press release of 3M Company, dated September 1, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Michael M. Dai

Michael M. Dai,
Vice President, Associate General Counsel & Secretary

Dated: September 1, 2022